Exhibit 10.2

Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000
Australia

July 29, 2010

Ziegler Asset Partners Trust
36 Billyard Ave.
Elizabeth Bay
Sidney NSW 2011
Australia

RE:           Initial Ordinary Share Subscription Agreement

Ladies and Gentlemen:

We are pleased to accept the offer Ziegler Asset Partners Trust (the “Subscriber”) has made to purchase 3,066,667 ordinary shares of $0.001 par value per share (the “Initial Ordinary Shares”) up to 400,000 of which Initial Ordinary Shares are subject to complete or partial redemption, at nominal cost to us, (the “Redemption”) if the underwriters of the initial public offering (“IPO”) of Australia Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) do not fully exercise their over-allotment option (the “Over-allotment Option”).  The terms on which the Company is willing to sell the Initial Ordinary Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Initial Ordinary Shares, are as follows:

1.           PURCHASE OF INITIAL ORDINARY SHARES.  FOR THE SUM OF $25,000 (THE “PURCHASE PRICE”), WHICH THE COMPANY ACKNOWLEDGES RECEIVING IN CASH, THE COMPANY HEREBY SELLS AND ISSUES THE INITIAL ORDINARY SHARES TO THE SUBSCRIBER, AND THE SUBSCRIBER HEREBY PURCHASES THE INITIAL ORDINARY SHARES FROM THE COMPANY, SUBJECT TO REDEMPTION, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS AGREEMENT.  CONCURRENTLY WITH THE SUBSCRIBER’S EXECUTION OF THIS AGREEMENT, THE COMPANY WILL REGISTER THE SUBSCRIBER’S NAME IN THE REGISTER OF MEMBERS KEPT IN ACCORDANCE WITH THE CAYMAN ISLANDS COMPANIES LAW (2010).

2.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

2.1           Subscriber’s Representations, Warranties and Agreements.  To induce the Company to issue the Initial Ordinary Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1           No Government Recommendation or Approval.  The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering of the Initial Ordinary Shares.

2.1.2           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s Certificate of Formation or Operating Agreement (if not an individual), (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3           Organization and Authority.  If not an individual, the Subscriber is a limited liability company duly organized, validly existing under the laws of the Commonwealth of Australia and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.1.4           Experience, Financial Capability and Suitability.  The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s securities.  The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber.  The Subscriber can, without impairing its financial condition, hold the Shares for an indefinite period of time and can afford a complete loss of the investment. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined to waive its right to seek and/or receive such independent professional advice.

2.1.5           Access to Information.  Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

2.1.6           Accredited Investor.  Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance, among others, on a private placement exemption to “Accredited Investors” contained in Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws and Subscriber understands the certificates representing such securities will contain a legend in respect of such restrictions.  The Subscriber did not decide to enter into the Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.7           Intent.  The Subscriber is purchasing the Initial Ordinary Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person to the extent Subscriber is not a U.S. Person, and not with a view towards the distribution thereof and the Subscriber has no present arrangement to sell the Initial Ordinary Shares to or through any person or entity. The Subscriber shall not engage in hedging transactions with regard to the Initial Ordinary Shares unless in compliance with the Securities Act. Notwithstanding, the Subscriber may transfer the Initial Ordinary Shares, subject to the transfer restrictions contained Section 2.1.8 and Section 4, to members of the Company’s proposed management team on substantially similar terms contained herein.

2.1.8           Restrictions on Transfer. The Subscriber understands the Initial Ordinary Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Initial Ordinary Shares have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Initial Ordinary Shares, such Initial Ordinary Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.  Subscriber agrees that if any transfer of its Initial Ordinary Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or another exemption from registration, the Subscriber agrees that he will not resell the Initial Ordinary Shares.  Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Initial Ordinary Shares until one year after following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.2           Company’s Representations, Warranties and Agreements.  To induce the Subscriber to purchase the Initial Ordinary Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1           Organization and Corporate Power. The Company is an exempted company incorporated with limited liability which is duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum of Association of the Company or the Articles of Association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3           Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Initial Ordinary Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscriber will have or receive good title to the Initial Ordinary Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3.           REDEMPTION OF INITIAL ORDINARY SHARES.

3.1           Failure to Consummate Business Combination; Partial or No Exercise of the Over-allotment Option.  In the event the Over-allotment Option granted to the representative of the underwriters of the Company’s IPO is not exercised in full, the Subscriber acknowledges and agrees that we shall redeem, at nominal cost to us, any and all such number of Initial Ordinary Shares (up to an aggregate of 400,000 Initial Ordinary Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such redemption, the Subscriber and all other initial shareholders prior to the IPO will own an aggregate number of ordinary shares (not including ordinary shares issuable upon exercise of any warrants or any ordinary shares purchased by the Subscriber in the Company’s IPO or in the aftermarket) equal to 25% of the issued and outstanding ordinary shares of the Company immediately following the IPO.

3.2           Termination of Rights as Shareholder.  If any of the Initial Ordinary Shares are redeemed in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Initial Ordinary Shares, and the Company shall take such action as is appropriate to cancel such Initial Ordinary Shares.  In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this Section 3.

4.           RESTRICTIONS ON TRANSFER.

4.1           Securities Law Restrictions.  The Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Initial Ordinary Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Initial Ordinary Shares proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder and with all applicable state securities laws.

4.2           Restrictive Legends.  All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

4.3           Additional Initial Ordinary Shares or Substituted Securities.  In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Initial Ordinary Shares subject to this Section 4 or into which such Initial Ordinary Shares thereby become convertible shall immediately be subject to this Section 4.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Initial Ordinary Shares subject to this Section 4.

5.           OTHER AGREEMENTS.

5.1           Further Assurances.  Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2           No Obligation as to Employment.  The Company is not by reason of this Agreement obligated to employ, or continue to employ, the Subscriber in any capacity.

5.3           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the (5th) business day following the day such mailing is made.

5.4           Entire Agreement.  This Agreement, together with that certain letter agreement between the Subscriber and the Company, substantially in the form filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.5           Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.6           Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.7           Assignment.  The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.8           Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.9           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of State of New York, without giving effect to the conflict of law principles thereof.

5.10           Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.11           No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12           Survival of Representations and Warranties.  All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.13           No Broker or Finder.  Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other.  Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.14           Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15           Counterparts.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

AUSTRALIA ACQUISITION CORP.

By:	/s/ Peter Ziegler
Name: Peter Ziegler
Title: Chief Executive Officer

Accepted and agreed this
July 29, 2010

ZIEGLER ASSET PARTNERS TRUST

By:	/s/ Peter Ziegler
Name: Peter Ziegler
Title: Authorized Signatory